UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 12, 2007

MARTEN TRANSPORT, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-15010	39-1140809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

129 Marten Street
Mondovi, Wisconsin	54755
(Address of principal executive offices)	(Zip Code)

(715) 926-4216
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Director Compensation.  On February 12, 2007, the Board of Directors of Marten Transport, Ltd. (“Company”) approved the following fee schedule for non-employee directors for fiscal year 2007:

Service	2007 Compensation
Annual Board Retainer	$20,000
Lead Director	$5,000
Audit Committee Chairman Retainer	$15,000
Compensation Committee Chairman Retainer	$7,500
Nominating/Corporate Governance Committee Chairman Retainer	$2,500

The Company generally pays non-employee directors a fee of $1,000 for each Board meeting attended, $500 for each committee meeting attended, and reimburses Board members for out-of-pocket expenses for attending meetings.

Amendment of Stock Option Award Agreements.  On February 12, 2007, the Board of Directors of the Company approved an amendment to the performance based stock options that were granted under the Company’s 2005 Stock Incentive Plan to Randolph L. Marten, Robert G. Smith, Timothy P. Nash, Donald J. Hinson, and James J. Hinnendael.  The Board of Directors originally granted these performance based stock options on March 1, 2006.  Each performance based stock option has an exercise price of $23.59, a term of ten years, and will become exercisable, on a cumulative basis, upon the Company’s achievement of certain operating ratios for any full fiscal year beginning with 2006 and ending with 2010. The operating ratio will be the percentage that the Company’s operating expenses, prior to the effect of performance based stock option compensation expense and any other expense determined by the Company’s Compensation Committee, bears to the Company’s operating revenue set forth in the Company’s audited financial statements for that particular fiscal year. The operating ratio will be determined for each fiscal year on the date the Company’s Form 10-K is filed with the Securities and Exchange Commission.  The Board of Directors amended the operating ratios in these performance based stock option agreements as follows:

Prior Operating Ratio	New Operating Ratio	Vesting
90.0%	91.0%	25%
89.5%	90.5%	25%
89.0%	90.0%	25%
88.5%	89.5%	25%

The summary description of the amendment is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the form of performance based non-statutory stock option agreement filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment of Executive Officer Incentive Compensation Plan. On February 12, 2007, the Board of Directors of the Company amended and restated the Company’s Executive Officer Performance Incentive Bonus Plan.  The Company’s existing Executive Officer Performance Incentive Bonus Plan provided for bonuses equal to the percentage increase in the award year’s net income over the prior year’s net income multiplied by the executive officer’s base salary, provided the award year’s net income after the amount of such bonus must be at least 110% of the prior year’s net income and the award year’s return on equity after the amount of such bonus is at least 15%. The amendment changes the return on equity threshold for the award year from at least 15% to at least equal to the return on equity set forth in the operating budget approved by the Board for the Award Year. Participants will be determined annually by the Compensation Committee from among the company’s eligible executive officers.

This summary description is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the form of Amended and Restated Executive Officer Performance Incentive Bonus Plan, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

Not Applicable.

(b)   Pro Forma Financial Information.

Not Applicable.

(c)   Exhibits.

Exhibit No.	Description

10.1	Non-employee Director Compensation Summary
10.2	Form of Performance Based Non-Statutory Stock Option Agreement for 2005 Stock Incentive Plan.
10.3	Amended and Restated 2006 Executive Officer Incentive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARTEN TRANSPORT, LTD.

Dated: February 16, 2007	By	/s/ James J. Hinnendael
James J. Hinnendael
Its: Chief Financial Officer

MARTEN TRANSPORT, LTD.

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Non-employee Director Compensation Summary (included herewith).
10.2	Form of Performance Based Non-Statutory Stock Option Agreement for 2005 Stock Incentive Plan (included herewith).
10.3	Amended and Restated 2006 Executive Officer Incentive Bonus Plan (included herewith).